Exhibit 10.15

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 14, 2026.

THIS CONVERTIBLE PROMISSORY NOTE (AS MAY BE AMENDED FROM TIME TO TIME, THE “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF OR EXEMPTION UNDER THE SECURITIES ACT.

INITIAL CONVERTIBLE PROMISSORY NOTE

Aggregate Principal Amount: $1,500,000	Dated as of August 13, 2026

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Optimi Health Corp., a corporation incorporated under the Business Corporation Act (British Columbia) (the “Company”), hereby promises to pay to the order of Seven Knots, LLC, a Montana limited liability company (the “Holder”), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) or such lesser amount as shall remain unpaid under this Convertible Promissory Note (this “Note”) on the Maturity Date (as defined herein). Subject to Section 10, all cash payments on this Note, if any, shall be made by check or wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Any reference in this Note to “Dollars” or “$” shall mean the lawful currency of the United States of America.

1. Principal. Subject to Sections 9 and 10, the entire unpaid principal balance of this Note shall be due and payable on the date that is twenty-four (24) months after the date of this Note (the “Maturity Date”). Under no circumstances shall any individual, including but not limited to any officer, director, employee or equityholder of the Company, be obligated personally for any obligations or liabilities of the Company hereunder.

2. Prepayment. The Company may, at its sole option and at any time prior to the Maturity Date, upon five (5) business days’ prior written notice to the Holder, prepay all or any portion of the outstanding principal balance of this Note in cash at one hundred percent (100%) of the principal amount being prepaid, without premium, penalty, or make-whole. Upon delivery of a prepayment notice by the Company, the Holder’s right to convert the principal amount specified in such notice shall terminate at the end of such notice period; provided that the Holder may deliver a Conversion Notice with respect to the prepaid principal amount during the notice period in accordance with Section 10.

3. No Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Reserved.

5. Security. This Note is a general unsecured obligation of the Company.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof as follows:

a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b. Due Authorization. All corporate action on the part of the Company’s directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Note has been taken and this Note constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor’s rights generally and (ii) general principles of equity.

c. Corporate Power. The Company has the requisite corporate power and authority to execute and deliver this Note to the Holder and to issue, and carry out and perform all of its obligations under, this Note.

d. Valid Issuance.

i. The Conversion Shares, when issued in accordance with the terms of this Note, will be duly and validly issued, fully paid and nonassessable and will be free of any liens, encumbrances, or restrictions on transfer other than restrictions imposed under applicable state and federal securities laws or as contemplated thereby.

ii. Assuming the accuracy of the representations made by the Holder in Section 7, the offer and sale of the Note and the Conversion Shares to the Holder in accordance with this Note are exempt from the registration and prospectus delivery requirements of the Securities Act, and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Holder is resident based upon its addresses set forth on the signature page, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

7. Representations, Warranties and Certain Agreements of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

a. Organization, Good Standing and Qualification. The Holder is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Montana.

b. Authorization. This Note constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor’s rights generally and (ii) general principles of equity. The Holder represents that it has full power and authority to enter into this Note.

c. Purchase for Own Account. This Note and the Conversion Shares, if and when acquired, are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

d. Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to this Note and the Conversion Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Note and the Conversion Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 6.

e. Investment Experience. The Holder understands that the purchase of this Note and the Conversion Shares involves substantial risk. The Holder also understands that there can be no assurances that the Company will be able to repay this Note. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note and the Conversion Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in this Note and the Conversion Shares and protecting its own interests in connection with this investment.

f. Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

g. Restricted Securities. The Holder understands that this Note and the Conversion Shares are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder understands that the Company is under no obligation to register this Note or the Conversion Shares.

h. No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of this Note or the Conversion Shares.

i. Legends. It is understood that the certificates or book entries evidencing the Conversion Shares will bear (1) any legend required by the laws of British Columbia, including any legend required by the Business Corporations Act (British Columbia), or any other applicable securities law and (2) the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

j. No “Bad Actor” Disqualification. No “bad actor” disqualifying event as defined in Rule 506 of Regulation D is applicable to the Holder. The Holder has exercised reasonable care to determine whether any disqualification event is applicable to the Holder.

k. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Note or the Conversion Shares, and acknowledges and agrees that the legends included in this Note and the legends described in Section 7.i to be applied to the Conversion Shares will not be removed by the Company from any certificate or book entry evidencing this Note and/or the Conversion Shares, unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or the Holder will have notified the Company of the proposed disposition, and will have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of the Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act; provided, that, notwithstanding the foregoing, no such registration statement will be required: (x) for any transfer of this Note or the Conversion Shares in reliance on an exemption from the registration requirements under the Securities Act; or (y) for any transfer of this Note or the Conversion Shares by the Holder to its “affiliates” (as such term is defined in Rule 405 under the Securities Act), or by the Holder to (A) one or more of partners of the Holder as of the time of such transfer, (B) one or more retired partners of the Holder who retires after the date hereof, or (C) the estate of any such partner; provided, further, that in each of the foregoing cases such transfer is made in compliance with the Securities Act and the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the Holder hereunder, to the extent the terms continue to be applicable following such transfer.

8. Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

a. Failure to Pay. The Company’s failure to pay all or a portion of the unpaid principal balance of this Note to the Holder when due, whether at maturity, as a result of acceleration or otherwise.

b. Voluntary Bankruptcy. The commencement by the Company or any of its Significant Subsidiaries (as defined below) of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Company or any of its Significant Subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any of the foregoing. As used herein, “Significant Subsidiary” shall have the meaning set forth in Article I, Rule 1-02(w) of Regulation S-X promulgated by the SEC (or any successor rule); provided, that in each instance in such definition in which the term “10 percent” is used, the term “5 percent” shall be substituted therefor.

c. Involuntary Bankruptcy. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

d. Change of Control. (i) Any merger, consolidation, recapitalization, tender offer, reverse merger, or other transaction in which the Company’s shareholders immediately prior thereto cease to hold a majority of the aggregate voting power immediately thereafter or (ii) the Company consummates a sale, lease or transfer of all or substantially all of the assets, lines of business or divisions of the Company and its subsidiaries in a single transaction or series of related transactions, taken as a whole, to any person or persons, other than solely to one or more of the Company’s wholly owned subsidiaries; provided, that, in no event shall the consummation of any transaction with the Holder or any of its affiliates constitute an Event of Default pursuant to this Section 8.d.

e. Delisting of the Company’s Common Shares. At any time after the date hereof, the common shares, no par value, of the Company (“Common Shares”) are no longer listed, or are suspended from trading for a period of five (5) or more consecutive trading days, on any national securities exchange.

f. Representations and Warranties. Any representation or warranty made by the Company in this Note shall be untrue or incorrect in any material respect as of the date when made or deemed made.

g. Breach. The Company’s failure to observe or perform in all material respects any covenant or agreement contained in this Note.

9. Remedies.

a. Upon the occurrence of an Event of Default specified in Section 8.a, Section 8.f or Section 8.g, the Holder may, by written notice to the Company, declare this Note to be due immediately and payable, whereupon the unpaid principal balance of this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

b. Upon the occurrence of an Event of Default specified in Section 8.b, Section 8.c or Section 8.d, or Section 8.e, the unpaid principal balance of this Note shall automatically and immediately become due and payable, in all cases without any action on the part of the Holder.

c. The Company will furnish to the Holder prompt written notice of the occurrence of any Event of Default.

10. Conversion.

a. Conversion Price. Subject to the rules and regulations of The Nasdaq Stock Market LLC and the Canadian Securities Exchange (if the Company’s securities are still then listed on the Canadian Securities Exchange), the Holder may, in its sole discretion and upon written notice to the Company (a “Conversion Notice”), convert all or a portion of the entire unpaid principal balance of this Note (the “Conversion Amount”) into a number of Conversion Shares equal to (x) the Conversion Amount divided by an amount equal to ninety-five percent (95%) of the average VWAP of the Common Shares on the principal Trading Market during the 20 consecutive Trading Days ending on the Trading Day immediately preceding the date of the Conversion Notice (the “Conversion Price”), provided that in no event will the Conversion Price be less than last closing price of the Common Shares on the Canadian Securities Exchange less the maximum permitted discount permitted by the Canadian Securities Exchange on the trading day the applicable VWAP Purchase Notice is delivered to Investor (if the Company’s securities are still then listed on the Canadian Securities Exchange).

b. Floor Price. Notwithstanding anything to the contrary in this Note, the Conversion Price shall not be less than $3.00 per share (the “Floor Price”), subject to equitable adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations and similar transactions affecting the Common Shares.

c. Beneficial Ownership Limitation. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder, together with its Affiliates and any other persons acting as a group together with the Holder or any of its Affiliates, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder) Common Shares in excess of 2.99% of the Common Shares issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). For the avoidance of doubt, the Beneficial Ownership Limitation calculation is limited to Common Shares issuable upon conversion under this Note and shall not be aggregated with any other Common Shares then beneficially owned by the Holder together with its Affiliates and any other persons acting as a group together with the Holder or any of its Affiliates.

d. Restrictions on Short Sales and Hedging. During the period commencing on the date hereof and ending on the date that this Note is no longer outstanding, neither the Holder nor any of its Affiliates shall, directly or indirectly, (i) engage in any “short sale” of the Common Shares as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended, (ii) enter into any put option, swap, hedge, collar, or similar arrangement with respect to the Common Shares, or (iii) engage in any other transaction that has the effect of establishing a net short position in the Common Shares. The foregoing shall not prohibit the Holder from selling Conversion Shares received upon conversion of this Note in ordinary course transactions following such conversion.

e. Adjustment Events. If at any time during the period between the date of this Note and any conversion of all or any portion of the unpaid principal balance of this Note in accordance with this Section 9, any change in the outstanding Common Shares shall occur by reason of any stock split, reverse stock split, stock dividend, cash dividend, reorganization, recapitalization, reclassification, combination, exchanges of shares, rights, options, warrants, distributions, spin-off, tender offer, exchange offer or other change or transaction with respect to the Common Shares (each, an “Adjustment Event”), any number or amount contained in this Section 9 that is based on the price of a share of Common Shares or a number of shares of Common Shares shall be equitably adjusted to the extent necessary to provide the Holder the same economic effect with respect to the Common Shares as contemplated by this Section 10 with respect to such conversion as of immediately prior to such Adjustment Event.

f. Conversion Mechanics. Upon any conversion of the principal balance of this Note, (i) the Holder shall surrender and deliver this Note, duly endorsed, to the Company against delivery of the Conversion Shares, (ii) in exchange for, and within five (5) business days following the receipt of, the surrendered Note, the Company shall, at the direction of the Holder, deliver (or cause to be delivered) to the Holder the Conversion Shares, which shall bear such legends as are required in the opinion of counsel to the Company, by applicable state and federal securities laws or by any other agreement between the Company and the Holder and the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Conversion Share upon such conversion. Upon such delivery of the Conversion Shares to the Holder, the converted portion of this Note shall automatically become fully paid and satisfied.

g. Definitions. For purposes of this Note: (i) “Conversion Shares” means any Common Shares issued upon conversion of the principal balance of this Note in accordance with this Section 10; (ii) “VWAP” means, as of any day or multi-day period, the dollar volume-weighted average price for a share of Common Shares on the principal securities exchange or securities market on which the Common Shares is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “VWAP” function (set to weighted average); (iii) “Trading Day” means any day on which the principal Trading Market is open for trading; and (iv) “Trading Market” means the principal national securities exchange on which the Common Shares are then listed or quoted.

11. Notices. Any notice or communication by the Company or the Holder to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address included on the signature page hereto. The Company or the Holder, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. All notices and communications will be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) five (5) business days after being deposited in the mail, postage prepaid, if mailed; (c) when transmitted, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (d) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

12. Governing Law. THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, AND THE HOLDER BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. EACH OF THE COMPANY AND THE HOLDER (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE U.S. DISTRICT COURT AND OTHER COURTS OF THE UNITED STATES SITTING IN THE STATE OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (B) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER.

13. Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Holder. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights available in law or in equity. Each party hereto acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party hereto and that the remedy at law for any such breach would be inadequate. Each party hereto therefore agrees that, in the event of any such breach or threatened breach, the other party hereto shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto (such consent not to be unreasonably withheld, conditioned or delayed) and any attempted assignment without the required consent shall be void.

16. Transfer Procedures. If this Note is to be transferred as permitted under this Note, in whole or in part, the Holder shall surrender this Note to the Company, whereupon the Company will issue and deliver a new Note to the transferee and, if less than the entire unpaid principal balance of this Note held by the Holder is being transferred, a new Note to the Holder, representing the portion of the unpaid principal balance not being transferred.

17. Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a replacement Note.

18. Issuance of Replacement Notes. Whenever the Company is required to issue a new or replacement Note (a “Replacement Note”) pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the outstanding principal balance of this Note (or, in the case of a Replacement Note being issued pursuant to Section 17, the outstanding principal balance of this Note designated by the Holder which, when added to the aggregate outstanding principal balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the outstanding principal balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the issuance date of this Note, (iv) shall have the same rights and conditions as this Note and (v) shall be timely prepared and issued by the Company, but in any event the Company shall issue such Replacement Note not later than five (5) business days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Company in accordance with Section 17, as the case may be.

19. Counterparts. This Note may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The exchange of copies of this Note and signature pages by email in .pdf or ..tif format (and including any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Note as to the parties hereto and may be used in lieu of the original Note for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Note have caused this Note to be duly executed as of the date first written above.

OPTIMI HEALTH CORP.

By:
	Name:	Dane Stevens
	Title:	Chief Executive Officer
	Address:	269 David Brown Way, Princeton, BC, Canada
	Email:	dane@optimihealth.ca

Accepted and agreed as of the date first written above.

SEVEN KNOTS, LLC

By:
Name:
Title:
Address:
Email:

[Signature Page to Initial Convertible Promissory Note]